SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549-1004





                                    FORM 8-K
                   CURRENT REPORT PURSUANT TO SECTION 13 OF
                     THE SECURITIES EXCHANGE ACT OF 1934



          Date of Report
(Date of earliest event reported) June 6, 2000
                                  ----------------




                           GENERAL MOTORS CORPORATION
            -----------------------------------------------------
            (Exact name of registrant as specified in its charter)




      STATE OF DELAWARE                 1-143                 38-0572515
----------------------------   -----------------------    -------------------
(State or other jurisdiction   (Commission File Number)   (I.R.S. Employer
 of incorporation)                                         Identification No.)




300 Renaissance Center, Detroit, Michigan                    48265-3000
--------------------------------------------                 ----------
  (Address of principal executive offices)                   (Zip Code)







Registrant's telephone number, including area code       (313)-556-5000
                                                         --------------

ITEM 5. OTHER EVENTS

      On July 18, 2000, a news release was issued on the subject of second quarter consolidated earnings for General Motors Corporation (GM). The news release did not include certain financial statements, related footnotes and certain other financial information that will be filed with the Securities and Exchange Commission as part of GM's Quarterly Report on Form 10-Q. Following is the second quarter earnings release for GM, and their subsidiary Hughes Electronics Corporation's (Hughes) earnings release dated July 17, 2000.

 GM REPORTS RECORD SECOND-QUARTER REVENUE, NET INCOME AND EARNINGS PER SHARE

     DETROIT -- General Motors Corp. (NYSE: GM) today reported all-time second-quarter-record revenue, net income and earnings per share for the second quarter of 2000. Net income during the period totaled $1.8 billion, or $2.93 diluted earnings per share of GM $1-2/3 par value common stock, driven by the continued strong performance of GM's automotive and financial-services sectors. That compares with net income of $1.7 billion, or $2.66 per share, in the second quarter of 1999, the previous second-quarter record. Following are key data from the second quarter (see Highlights for details):

     - Net sales and revenues totaled $48.7 billion.
     - Net income totaled $1.8 billion.
     - GM's global automotive operations net income totaled $1.5 billion.
     - General Motors Acceptance Corp. (GMAC) net income totaled
       $395 million.

     "We maintained our momentum and achieved record-setting second-quarter results due to the continued strong performance of our global automotive operations and GMAC," said GM Chairman John F. Smith, Jr.

     "Overall corporate revenue increased 8.2 percent in the second quarter of 2000, compared with the same period a year ago, reflecting the continued implementation of our global growth strategy," Smith said.

     Cash, marketable securities, and assets of the Voluntary Employees' Beneficiary Association (VEBA) trust invested in short-term fixed-income securities totaled $13.3 billion at June 30, 2000, a level consistent with the $13.4 billion reported at March 31, 2000. Strong operating cash flow during the quarter allowed the corporation to fund capital expenditures, dividends, and an equity stake in Fuji Heavy Industries of Japan, while still maintaining a strong cash reserve.

     GM's net margin was 3.6 percent in the second quarter of 2000, compared with a net margin of 3.8 percent in the second quarter of 1999. The corporation's four-quarter rolling-average return on net assets (RONA) for continuing operations, excluding Hughes, was 13.1 percent for the period ending June 30, 2000, compared with 11.2 percent in the corresponding year-earlier four-quarter period.

     "We're working as one company to maximize the strengths of our automotive operations, which are unmatched in global presence, and our GMAC and Hughes businesses," said G. Richard Wagoner, Jr., GM president and chief executive officer. "We have a unique opportunity to leverage our massive customer base and better serve customer needs throughout the world."

     Following is a summary of income from GM's business segments in the second quarter of 2000, compared with the prior-year period (see "Highlights" for additional information):

                  Second Quarter Income (Loss)    ($ in Millions)

                                             Second Quarter
                                            2000        1999
                                            ----        ----
          GM North America                $1,411      $1,483
          GM Europe                         $166        $187
          GM Latin America/Africa/Mid-East   $10        $(38)
          GM Asia Pacific                  $(123)       $(81)
                                           ------       -----

          Total Automotive                $1,464      $1,551

          GMAC                              $395        $391
          Hughes                            $(64)       $(92)
          Other                             $(44)      $(116)
                                            -----      ------

          Total Income from
            Continuing Operations         $1,751      $1,734

     "The key North American and European markets remained very strong during the second quarter, and our automotive operations in those regions remained solidly profitable. In addition, our Latin America/Africa/Mid East region posted a significant profit turnaround with its third-consecutive profitable quarter, " Wagoner said.

     The slight decline in total automotive earnings was primarily due to investments in North America for product programs and e-commerce initiatives, new-product launch costs in Europe, and losses at GM's affiliate Isuzu, which affected GM Asia Pacific.

     "GMAC's financing operations remained strong and achieved a year-over-year earnings increase in the quarter despite the negative impact of rising interest rates," Wagoner said. In addition, GMAC's recent new-business investments in commercial finance, full-service leasing, and international mortgage operations are already providing a positive contribution to the bottom line as GMAC continues to expand both its range of products and services and its geographic reach.

     Hughes Electronics' net sales and revenues increased 27 percent to $2.3 billion in the second quarter of 2000, from $1.8 billion in the prior-year period. "The revenue increase was primarily driven by continued growth in the DIRECTV business, which added a record 452,000 net new subscribers in the United States during the quarter," said GM Vice Chairman Harry J. Pearce. DIRECTV continues to be the world's largest direct-to-home provider of digital entertainment programming with more than 8.7 million subscribers worldwide.

                                    # # #

     In this news release, use of the words anticipate, expect, should, believe, plan, intensify, overcome, opportunities and similar words are associated with forward-looking statements that are inherently subject to numerous risks and uncertainties. Accordingly, there can be no assurance that the results described in such forward-looking statements will be realized. The principal risk factors that may cause actual results to differ materially from those expressed in forward-looking statements contained in this news release are described in various documents filed by GM with the U.S. Securities and Exchange Commission, including GM's Annual Report on Form 10-K for the year ended Dec. 31, 1999, filed March 13, 2000, (at page II-20).

     HIGHLIGHTS - Q2 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                                 Three Months Ended
                                                      June 30,
                                               ---------------------

                                                   2000      1999
                                                ---------  ---------

     Total net sales and revenues                $48,743   $45,067
                                                  ------    ------
     Income from continuing operations            $1,751    $1,734
     Income from discontinued operations               -       184
                                                  ------    ------
     Consolidated net income                      $1,751    $1,918
     .............................................................
      Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                      $1,762    $1,754
       Discontinued operations                         -       184
                                                  ------    ------
       $1-2/3 par value                           $1,762    $1,938
       Class H                                      $(38)     $(27)
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                       $2.99     $2.71
       Discontinued operations                         -      0.28
                                                  ------    ------
       $1-2/3 par value                            $2.99     $2.99
       Class H                                    $(0.07)   $(0.08)(2)
     .............................................................
     Earnings Per Share Attributable to Common Stocks Assuming
     Dilution
       $1-2/3 par value
       Continuing operations                       $2.93     $2.66
       Discontinued operations                         -      0.28
                                                  ------    ------
       $1-2/3 par value                            $2.93     $2.94
       Class H                                    $(0.07)   $(0.08)(2)
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value                            $0.50     $0.50
       Class H                                     $   -     $   -
     .............................................................
     Book Value Per Share of Common Stocks
                              June 30,      Dec. 31,     June 30,
                                2000         1999          1999
                              --------      -------      --------
       $1-2/3 par value        $38.44       $27.02         $20.02
       Class H                  $7.69        $5.40(2)       $4.00(2)
     .............................................................



   See footnotes beginning on page 7.


                                              continues

     HIGHLIGHTS - Q2 Net Income by Segment
     (Dollars in Millions)
                                                     Income/(Loss)
                                                 Three Months Ended
                                                      June 30,
                                               ---------------------
                                                 2000        1999
                                               --------     --------

     GM North America (GMNA)                    $1,411      $1,483
     GM Europe (GME)                               166         187
     GM Latin America/Africa/Mid-East (GMLAAM)      10         (38)
     GM Asia/Pacific (GMAP)                       (123)        (81)
                                                 -----       -----
       Total GM Automotive (GMA)                $1,464      $1,551
     Hughes (3)                                    (64)        (92)
     Other                                         (69)       (150)
                                                 -----       -----
       Total Automotive, Communications
         Services, and Other Operations         $1,331      $1,309

     GMAC                                         $395        $391
     Other                                          25          34
                                                 -----       -----
       Total Financing and Insurance Operations   $420        $425
                                                 -----       -----
     Income from continuing operations          $1,751      $1,734
     Income from discontinued operations             -         184
                                                 -----       -----
     Consolidated Net Income                    $1,751      $1,918
                                                 =====       =====
     Net profit margin from
       Total GM Automotive (GMA)                   3.7%        4.1%
       Income from continuing operations           3.6%        3.8%

                                              Three Months Ended
                                               June 30, 2000
                                      --------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $30,569  $7,142   $1,368     $790
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $2,059    $278     $(32)      $6
     Income tax expense (benefit)       645     115      (24)       1
     Equity income/(loss) and
       minority interests                (3)      3       18     (128)
                                      -----   -----    -----      ---
     Net income (loss)               $1,411    $166      $10    $(123)
                                      =====   =====    =====      ===

     Net profit (loss) margin           4.6%    2.3%    0.7%   (15.6%)
     Effective income tax rate         31.3%   41.4%   75.0%    16.7%

                                              Three Months Ended
                                               June 30, 1999
                                      --------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $28,821  $7,001   $1,215     $715
                                     ------   -----    -----      ---
     Pre-tax income (loss)           $2,139    $272     $(87)    $(36)
     Income tax expense (benefit)       677      84      (33)     (13)
     Equity income/(loss) and
       minority interests                21      (1)      16      (58)
                                      -----   -----    -----      ---
     Net income (loss)               $1,483    $187     $(38)    $(81)
                                      =====   =====    =====      ===

     Net profit (loss) margin           5.1%    2.7%   (3.1%)  (11.3%)
     Effective income tax rate         31.7%   30.9%   37.9%    36.1%


See footnotes beginning on page 7.
                                                Continues


                                      - 5 -
HIGHLIGHTS - Q2 Operating Information
                                      Three Months Ended
                                          June 30,
                                      --------------------
                                       2000         1999
                                      -------      -------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars             684          664
                        Trucks           669          699
                                      ------       ------
         Total United States           1,353        1,363
       Canada and Mexico                 223          174
                                      ------       ------
           Total GM North America      1,576        1,537
                                      ------       ------
       GME                               539          556
       GMLAAM                            154          136
       GMAP                               95           98
                                      ------       ------
         Total International             788          790
                                      ------       ------
             Total Worldwide           2,364        2,327
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  242          240
                 - Trucks                468          476
       Pontiac                           165          178
       GMC                               150          149
       Buick                             111          127
       Oldsmobile                         81          101
       Saturn                             81           66
       Cadillac                           46           56
       Other                              11            3
                                      ------       ------
         Total United States           1,355        1,396
       Canada and Mexico                 197          193
                                      ------       ------
         Total GM North America        1,552        1,589
                                      ------       ------
       GME                               522          539
       GMLAAM                            144          126
       GMAP                              104          104
                                      ------       ------
         Total International             770          769
                                      ------       ------
             Total Worldwide           2,322        2,358
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           28.4%        30.3%
         Trucks                         27.3%        28.6%
           Total                        27.8%        29.5%
       Total North America              27.8%        29.3%
       Total Europe                      9.7%        10.1%
       Latin America (4)                20.5%        20.1%
       Asia and Pacific                  3.5%         3.7%
             Total Worldwide            15.6%        16.4%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             25.1%        25.6%
       % Fleet Sales - Trucks           18.2%        16.5%
       Total vehicles                   21.7%        21.2%
      ....................................................
      Days Supply of Inventory - U.S.
       Cars                               69           64
       Trucks                             96           75
     .....................................................
      Capacity Utilization %
      U.S. and Canada (2-shift rated)   94.4%        90.7%
      .....................................................
      GMNA
       Net Price (%)                     0.0%        (0.2%)
      .....................................................
       See footnotes beginning on page 7.
                                               Continues
                                      - 6 -


HIGHLIGHTS - Q2 Other Financial Information
(Dollars in Millions Except Per Share Amounts)

                                      Three Months Ended
                                          June 30,
                                    ----------------------
                                       2000         1999
                                    --------     ---------

     Depreciation and Amortization (1)
       Depreciation                     $972       $1,068
       Amortization of special tools     661          635
       Amortization of intangible
         assets                           81           48
                                      ------        -----
            Total                     $1,714       $1,751
                                      ======        =====
     ....................................................
     Worldwide Employment at June 30 (in 000s)
       GMNA                              218          227
       GME                                90           83
       GMLAAM                             24           22
       GMAP                               11           10
       Hughes                             18           18
       GMAC                               27           26
       Other                              13           11
                                      ------       ------
         Total                           401          397
                                      ======       ======
     ....................................................
     Worldwide Payrolls                $5,769      $5,584
     ....................................................


      (1) Amounts exclude depreciation and amortization charges incurred by financing and insurance operations.
      (2) The 1999 earnings per share and book value per share amounts attributable to the GM Class H common stock were restated to reflect the three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000.
      (3) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and excludes Hughes Series A Preferred Stock dividends payable to General Motors.
      (4)  Latin America excludes the Middle East and Africa.

     HIGHLIGHTS - Q2 Financial Results
     (Dollars in Millions Except
     Per Share Amounts)
                                                 Six Months Ended
                                                     June 30,
                                               ---------------------
                                                  2000        1999
                                               ---------    ---------

     Total net sales and revenues                $95,601   $87,502
                                                  ------    ------
     Income from continuing operations            $3,534(5) $3,554
     Income from discontinued operations               -       426
                                                  ------    ------
     Consolidated net income                      $3,534(5) $3,980
     .............................................................
      Earnings Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                      $3,549    $3,535
       Discontinued operations                         -       426
                                                  ------    ------
       $1-2/3 par value                           $3,549    $3,961
       Class H                                      $(71)      $(4)
     .............................................................
     Basic Earnings Per Share Attributable to Common Stocks
       $1-2/3 par value
       Continuing operations                       $5.87     $5.44
       Discontinued operations                         -      0.65
                                                  ------    ------
       $1-2/3 par value                            $5.87     $6.09
       Class H                                    $(0.15)   $(0.01)(2)
     .............................................................
     Earnings Per Share Attributable to Common Stocks Assuming
     Dilution
       $1-2/3 par value
       Continuing operations                       $5.74     $5.33
       Discontinued operations                         -      0.64
                                                  ------    ------
       $1-2/3 par value                            $5.74     $5.97
       Class H                                    $(0.15)   $(0.01)(2)
     .............................................................
     Cash Dividends Per Share of Common Stocks
       $1-2/3 par value                            $1.00     $1.00
       Class H                                     $   -     $   -
     .............................................................









   See footnotes beginning on page 11.


                                              continues

     HIGHLIGHTS - Q2 Net Income by Segment
     (Dollars in Millions)
                                                 Income/(Loss)
                                               Six Months Ended
                                                   June 30,
                                               ---------------------
                                                 2000         1999
                                               --------     --------

     GM North America (GMNA)                    $2,700      $2,904
     GM Europe (GME)                               387         361
     GM Latin America/Africa/Mid-East (GMLAAM)      11         (63)
     GM Asia/Pacific (GMAP)                       (116)       (141)
                                                 -----       -----
       Total GM Automotive (GMA)                $2,982      $3,061
     Hughes (3)                                   (141)(5)     (14)
     Other                                        (105)       (291)
                                                 -----       -----
       Total Automotive, Communications
         Services, and Other Operations         $2,736 (5)  $2,756

     GMAC                                         $792        $783
     Other                                           6          15
                                                 -----       -----
       Total Financing and Insurance Operations   $798        $798
                                                 -----       -----
     Income from continuing operations          $3,534 (5)  $3,554
     Income from discontinued operations             -         426
                                                 -----       -----
     Consolidated Net Income                    $3,534 (5)  $3,980
                                                 =====       =====
     Net profit margin from
      Total GM Automotive (GMA)                    3.8%        4.2%
      Income from continuing operations            3.7%        4.1%

                                              Six Months Ended
                                               June 30, 2000
                                      --------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $59,813 $13,976   $2,758   $1,653
                                     ------  ------    -----    -----
     Pre-tax income (loss)           $3,982    $627     $(68)     $33
     Income tax expense (benefit)     1,260     245      (47)      11
     Equity income/(loss) and
       minority interests               (22)      5       32     (138)
                                      -----  ------    -----    -----
     Net income (loss)               $2,700    $387      $11    $(116)
                                      =====  ======    =====    =====

     Net profit (loss) margin           4.5%    2.8%     0.4%    (7.0%)
     Effective income tax rate         31.6%   39.1%    69.1%    33.3%

                                              Six Months Ended
                                               June 30, 1999
                                      --------------------------------
                                       GMNA   GME     GMLAAM    GMAP
                                      -----  ------   ------   ------
     Reported
     --------
     Total net sales and revenues   $56,227 $13,278   $2,248   $1,362
                                     ------  ------    -----    -----
     Pre-tax income (loss)           $4,256    $553    $(145)    $(61)
     Income tax expense (benefit)     1,349     189      (69)     (19)
     Equity income/(loss) and
       minority interests                (3)     (3)      13      (99)
                                      -----  ------    -----    -----
     Net income (loss)               $2,904    $361     $(63)   $(141)
                                      =====  ======    =====    =====

     Net profit (loss) margin           5.2%    2.7%    (2.8%)  (10.4%)
     Effective income tax rate         31.7%   34.2%    47.6%    31.1%

See footnotes beginning on page 11.
                                                continues

HIGHLIGHTS - Q2 Operating Information
                                      Six Months Ended
                                          June 30,
                                   ----------------------
                                      2000         1999
                                   ---------   ----------
     Worldwide Wholesale Sales (units in 000s)
       United States:   Cars           1,306        1,335
                        Trucks         1,343        1,336
                                      ------       ------
         Total United States           2,649        2,671
       Canada and Mexico                 416          368
                                      ------       ------
           Total GM North America      3,065        3,039
                                      ------       ------
       GME                             1,038        1,025
       GMLAAM                            289          258
       GMAP                              211          191
                                      ------       ------
         Total International           1,538        1,474
                                      ------       ------
             Total Worldwide           4,603        4,513
                                      ======       ======
     ....................................................
     Vehicle Unit Deliveries (units in 000s)
     United States
       Chevrolet - Cars                  475          451
                 - Trucks                921          853
       Pontiac                           320          332
       GMC                               289          270
       Buick                             214          235
       Oldsmobile                        158          195
       Saturn                            145          117
       Cadillac                           98           87
       Other                              18           18
                                      ------       ------
         Total United States           2,638        2,558
       Canada and Mexico                 355          345
                                      ------       ------
         Total GM North America        2,993        2,903
                                      ------       ------
       GME                             1,046        1,047
       GMLAAM                            282          252
       GMAP                              221          215
                                      ------       ------
         Total International           1,549        1,514
                                      ------       ------
             Total Worldwide           4,542        4,417
                                      ======       ======
     ....................................................
     Market share
       United States
         Cars                           28.6%        30.8%
         Trucks                         27.7%        27.6%
           Total                        28.2%        29.2%
       Total North America              28.0%        29.0%
       Total Europe                      9.6%         9.8%
       Latin America (4)                20.0%        19.6%
       Asia and Pacific                  3.5%         3.6%
             Total Worldwide            15.3%        15.7%
     .....................................................
     U.S. Retail/Fleet Mix
       % Fleet Sales - Cars             26.9%        28.0%
       % Fleet Sales - Trucks           16.7%        15.3%
       Total vehicles                   21.9%        22.0%
      .....................................................
      Capacity Utilization %
      U.S. and Canada (2-shift rated)   90.9%        89.1%
      .....................................................

       See footnotes beginning on page 11.
                                               Continues

HIGHLIGHTS - Q2 Other Financial Information
(Dollars in Millions Except Per Share Amounts)

                                      Six Months Ended
                                          June 30,
                                   ----------------------
                                      2000         1999
                                   ---------   ----------

     Depreciation and Amortization (1)
       Depreciation                   $1,962       $2,071
       Amortization of special tools   1,315        1,254
       Amortization of intangible
         assets                          152           79
                                       -----        -----
            Total                     $3,429       $3,404
                                       =====        =====
     ....................................................

     Worldwide Payrolls              $11,360      $10,981
     ....................................................

     (1) Amounts exclude depreciation and amortization charges incurred by financing and insurance operations.
     (2) The 1999 earnings per share amount attributable to the GM Class H common stock was restated to reflect the three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000.
     (3) Excludes the effects of purchase accounting adjustments related to General Motors' acquisition of Hughes in 1985, and excludes Hughes Series A Preferred Stock dividends payable to General Motors.
     (4) Latin America excludes the Middle East and Africa.
     (5) Q1 2000 net income (loss) included a $13 million net loss at Hughes related to the discontinuation of DIRECTV Japan's operations and migration of its subscribers to SkyPerfecTV!. The net loss is comprised of a pre-tax charge of approximately $171 million, partially offset by a $158 million tax benefit associated with DTVJ's higher tax basis.

   Note 1: Total cash of $13.3 billion referenced to in the press release includes $10.3 billion of cash and marketable securities as well as $3.0 billion invested in fixed income, securities of the Corporation's $6.9 billion Voluntary Employees' Beneficiary Association Trust.
   Note 2: The Corporation's 2000 second-quarter return on net assets (RONA) for continuing operations on an annualized basis, excluding Hughes, was 14.8 percent.

                        CONSOLIDATED STATEMENTS OF INCOME
                                   (Unaudited)

                                  Three Months Ended       Six Months Ended
                                        June 30,              June 30,
                                        --------              --------
                                    2000      1999          2000      1999
                                    ----      ----          ----      ----
                               (Dollars in Millions Except Per Share Amounts)

GENERAL MOTORS CORPORATION AND SUBSIDIARIES

Total net sales and revenues      $48,743   $45,067       $95,601   $87,502
                                   ------    ------        ------    ------
Cost of sales and other expenses   38,127    35,955        75,312    69,764
Selling, general, and
  administrative expenses           5,423     4,534        10,236     8,375
Interest expense                    2,358     1,794         4,586     3,639
                                  -------   -------       -------   -------
  Total costs and expenses         45,908    42,283        90,134    81,778
                                   ------    ------        ------    ------
Income from continuing operations
  before income taxes and minority
  interests                         2,835     2,784         5,467     5,724
Income tax expense                    929       956         1,712     1,985
Equity income/(loss) and minority
  interests                          (155)      (94)         (221)     (185)
                                   -------   ------       -------    ------
Income from continuing operations   1,751     1,734         3,534     3,554
Income from discontinued operations     -       184             -       426
                                   -------   ------       -------    ------
  Net income                        1,751     1,918         3,534     3,980
Dividends on preference stocks        (27)       (7)          (56)      (23)
                                   ------  --------       -------   -------
  Earnings attributable to common
  stocks                           $1,724    $1,911        $3,478    $3,957
                                    =====     =====         =====     =====

Basic earnings (losses) per share
  attributable to common stocks
$1-2/3 par value
  Continuing operations             $2.99     $2.71         $5.87     $5.44
  Discontinued operations               -      0.28             -      0.65
                                   ------      ----        ------      ----
Earnings per share attributable
  to $1-2/3 par value               $2.99     $2.99         $5.87     $6.09
                                    =====     =====         =====     =====

Earnings per share attributable
  to Class H                       $(0.07)   $(0.08)       $(0.15)   $(0.01)
                                   ======    ======        ======    ======

Earnings (losses) per share
  attributable to common
  stocks assuming dilution
$1-2/3 par value
  Continuing operations             $2.93     $2.66         $5.74     $5.33
  Discontinued operations               -      0.28             -      0.64
                                   ------      ----        ------      ----
Earnings per share attributable
  to $1-2/3 par value               $2.93     $2.94         $5.74     $5.97
                                    =====     =====         =====     =====

Earnings per share attributable
  to Class H                       $(0.07)   $(0.08)       $(0.15)   $(0.01)
                                   ======    ======        ======    ======

                CONSOLIDATED STATEMENTS OF INCOME - concluded
                                   (Unaudited)

                                  Three Months Ended       Six Months Ended
                                        June 30,              June 30,
                                        --------              --------
                                    2000      1999          2000      1999
                                    ----      ----          ----      ----
                                            (Dollars in Millions)

AUTOMOTIVE, COMMUNICATIONS SERVICES, AND OTHER OPERATIONS

Total net sales and revenues      $42,870   $40,117       $84,065  $77,640
                                   ------    ------        ------   ------
Cost of sales and other expenses   36,260    34,353        71,581   66,510
Selling, general, and
  administrative expenses           4,032     3,402         7,539    6,162
                                    -----     -----         -----    -----

  Total costs and expenses         40,292    37,755        79,120   72,672
                                   ------    ------        ------   ------
Interest expense                      222       180           438      374
Net expense from transactions
  with Financing and Insurance
  Operations                          172        66           311      160
                                    ------  -------        ------   ------
Income from continuing operations
  before income taxes and
  minority interests                2,184     2,116         4,196    4,434
Income tax expense                    698       720         1,240    1,508
Equity income/(loss) and minority
  interests                          (155)      (87)         (220)    (170)
                                     ----       ---          ----     ----

Income from continuing operations   1,331     1,309         2,736    2,756
Income from discontinued operations     -       184             -      426
                                    -----    ------        ------   ------
  Net income - Automotive,
    Communications Services, and
    Other Operations               $1,331    $1,493        $2,736   $3,182
                                    =====     =====         =====    =====



                                  Three Months Ended       Six Months Ended
                                        June 30,              June 30,
                                        --------              --------
                                    2000      1999          2000      1999
                                    ----      ----          ----      ----
                                            (Dollars in Millions)

FINANCING AND INSURANCE OPERATIONS

Total revenues                     $5,873    $4,950       $11,536   $9,862
                                    -----     -----        ------    -----

Interest expense                    2,136     1,614         4,148    3,265
Depreciation and amortization
  expense                           1,483     1,275         3,006    2,547
Operating and other expenses        1,391     1,132         2,697    2,213
Provision for financing and
  insurance losses                    384       327           725      707
                                    -----     -----        ------    -----
  Total costs and expenses          5,394     4,348        10,576    8,732
                                    -----     -----        ------    -----
Net income from transactions with
  Automotive, Communications
  Services, and Other Operations     (172)      (66)         (311)    (160)
                                      ---      ----        ------   ------
Income before income taxes and
  minority interests                  651       668         1,271    1,290
Income tax expense                    231       236           472      477
Equity income/(loss) and minority
  interests                             -        (7)           (1)     (15)
                                      ---      ----          ----     ----

  Net income - Financing and
    Insurance Operations             $420      $425          $798     $798
                                     ====      ====          ====     ====

                           CONSOLIDATED BALANCE SHEETS

                                              June 30,               June 30,
                                                2000     Dec. 31,      1999
GENERAL MOTORS CORPORATION AND SUBSIDIARIES  (Unaudited)  1999     (Unaudited)
                                             ----------- --------  -----------
           ASSETS                                  (Dollars in Millions)
Automotive, Communications Services, and
  Other Operations
Cash and cash equivalents                      $9,441    $9,730      $11,997
Marketable securities                             893     1,698        1,666
                                             --------   -------      -------
  Total cash and marketable securities         10,334    11,428       13,663
Accounts and notes receivable
  (less allowances)                             5,968     5,093        6,349
Inventories (less allowances)                  11,680    10,638       10,766
Equipment on operating leases
  (less accumulated depreciation)               5,973     5,744        6,394
Deferred income taxes and other current assets  9,678     9,006        6,232
                                              -------   -------      -------
  Total current assets                         43,633    41,909       43,404
Equity in net assets of nonconsolidated
  associates                                    3,377     1,711        1,691
Property - net                                 33,436    32,779       31,509
Intangible assets - net                         8,726     8,527       11,934
Deferred income taxes                          13,456    15,277       18,297
Other assets                                   30,207    25,358       14,016
                                               ------    ------       ------

  Total Automotive, Communications Services,
    and Other Operations assets               132,835   125,561      120,851
Financing and Insurance Operations
Cash and cash equivalents                         692       712        2,694
Investments in securities                       9,447     9,110        8,499
Finance receivables - net                      85,782    80,627       74,305
Investment in leases and other receivables     37,883    36,407       33,451
Other assets                                   23,528    21,312       16,660
Net receivable from Automotive, Comm. Serv.,
  and Other Operations                          1,182     1,001          478
                                                -----     -----          ---
  Total Financing and Insurance Operations
    assets                                    158,514   149,169      136,087
                                              -------   -------      -------
Total assets                                 $291,349  $274,730     $256,938
                                             ========  ========     ========

               LIABILITIES AND STOCKHOLDERS' EQUITY
Automotive, Communications Services, and Other Operations
Accounts payable (principally trade)          $17,329   $17,254      $15,814
Loans payable                                   2,554     1,991          854
Accrued expenses                               32,527    32,854       34,530
Net payable to Financing and Insurance
  Operations                                    1,182     1,001          478
                                               ------   -------     --------
  Total current liabilities                    53,592    53,100       51,676
Long-term debt                                  8,518     7,415        7,408
Postretirement benefits other than pensions    33,931    34,166       34,317
Pensions                                        3,338     3,339        3,149
Other liabilities and deferred income taxes    17,279    17,426       17,928
                                             --------  --------     --------
  Total Automotive, Communications Services,
    and Other Operations liabilities          116,658   115,446      114,478
Financing and Insurance Operations
Accounts payable                                4,611     4,262        4,786
Debt                                          128,164   122,282      110,135
Other liabilities and deferred income taxes    12,161    11,282       10,517
                                             --------  --------     --------
  Total Financing and Insurance Operations
    liabilities                               144,936   137,826      125,438
Minority interests                                647       596          591
General Motors - obligated mandatorily redeemable
  preferred securities of subsidiary trusts
  holding solely junior subordinated debentures
  of General Motors
    Series D                                        -        79           79
    Series G                                      139       139          141
Stockholders' equity
$1-2/3 par value common stock
  (issued, 536,912,451; 619,412,233 and
  645,004,212 shares)                             895     1,033        1,075
Class H common stock
  (issued, 873,646,596; 411,345,561 and
  404,921,520 shares)                              87        14           11
Capital surplus (principally additional
  paid-in capital)                             19,668    13,794       15,533
Retained earnings                               9,816     6,961        5,045
                                              -------   -------      -------
    Subtotal                                   30,466    21,802       21,664
Accumulated foreign currency translation
  adjustments                                  (2,252)   (2,033)      (1,987)
Net unrealized gains on securities                876       996          561
Minimum pension liability adjustment             (121)     (121)      (4,027)
                                               ------    ------        -----
    Accumulated other comprehensive loss       (1,497)   (1,158)      (5,453)
                                             --------  --------     --------
      Total stockholders' equity               28,969    20,644       16,211
                                             --------  --------     --------
Total liabilities and stockholders' equity   $291,349  $274,730     $256,938
                                             ========  ========     ========

Reference should be made to the notes to consolidated financial statements.



                                     - 14 -

               CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                   (Unaudited)

                                                         Six Months Ended June 30,
                                                         -------------------------
                                                     2000                         1999
                                                     ----                         ----
                                          Automotive,     Financing     Automotive,     Financing
                                          Comm.Serv.         and        Comm.Serv.         and
                                           and Other      Insurance     and Other       Insurance
                                           ---------      ---------     ---------       ---------
                                                           (Dollars in Millions)
Net cash provided by operating activities   $6,065         $3,283        $12,803         $8,539

Cash flows from investing activities
Expenditures for property                   (3,791)          (213)        (3,019)          (106)
Investments in marketable securities
  - acquisitions                            (1,399)       (11,823)        (3,119)       (10,620)
Investments in marketable securities
  - liquidations                             2,204         11,836          1,855         10,313
Mortgage servicing rights - acquisitions         -           (398)             -           (662)
Mortgage servicing rights - liquidations         -              -              -              4
Finance receivables - acquisitions               -       (108,780)             -        (90,613)
Finance receivables - liquidations               -         73,835              -         67,691
Proceeds from sales of finance receivables       -         28,906              -         18,683
Operating leases - acquisitions             (2,026)        (8,883)        (4,613)        (8,201)
Operating leases - liquidations              1,788          4,602          2,889          4,007
Investments in companies, net of cash
  acquired                                  (1,554)             -         (2,558)          (126)
Net investing activity with Financing and
  Insurance Operations                        (998)             -             75              -
Other                                         (371)           151           (876)           997
                                              ----            ---           ----            ---
Net cash used in investing activities       (6,147)       (10,767)        (9,366)        (8,633)
                                             -----         ------          -----          -----

Cash flows from financing activities
Net increase (decrease) in loans payable       488          2,127           (393)        (5,642)
Long-term debt-borrowings                    3,296         12,619          2,433         15,248
Long-term debt-repayments                   (3,216)        (8,098)        (2,130)        (7,230)
Net financing activity with Automotive,
  Communications Services, and Other
  Operations                                     -            998              -            (75)
Repurchases of common and preference stocks   (417)             -         (1,868)             -
Proceeds from issuing common and preference
  stocks                                       304              -          1,799              -
Cash dividends paid to stockholders           (679)             -           (673)             -
                                               ---         ------          -----          -----
Net cash (used in) provided by financing
  activities                                  (224)         7,646           (832)         2,301
                                              ----          -----           ----          -----

Effect of exchange rate changes on cash and
  cash equivalents                            (164)            (1)          (126)             3
Net transactions with Automotive/Financing
  Operations                                   181           (181)          (338)           338
                                               ---           ----           ----            ---
Net cash (used in) provided by continuing
  operations                                  (289)           (20)         2,141          2,548
Net cash provided by discontinued operations     -              -            128              -
                                             -----           ----         ------         ------
Net (decrease) increase in cash and cash
  equivalents                                 (289)           (20)         2,269          2,548
Cash and cash equivalents at beginning of
  the period                                 9,730            712          9,728            146
                                             -----            ---          -----            ---
Cash and cash equivalents at end of the
  period                                    $9,441           $692        $11,997         $2,694
                                            ======           ====        =======         ======



                      Hughes Reports 40% Revenue growth and
                       44% EBITDA growth in Second Quarter

  Results Driven by Continued Record Sales of DIRECTV(R)Service and Equipment,
                        and Increased Sales at PanAmSat;
              Galaxy Latin America Signs Up 1 Millionth Subscriber

      El Segundo, Calif., July 17, 2000 -- Hughes Electronics Corporation (Hughes), the world's leading provider of digital television entertainment, satellite services and satellite-based private business networks, today reported second quarter 2000 revenues increased 39.6% to $1,837.0 million, compared with $1,316.1 million in the second quarter of 1999. EBITDA1 for the quarter increased 44.5% to $179.6 million and EBITDA margin1 was 9.8%, compared to EBITDA of $124.3 million and EBITDA margin of 9.4% in the second quarter of 1999.

      "We're continuing to see excellent growth in DIRECTV subscribers, which is driving our revenue," explained Michael T. Smith, Hughes chairman and chief executive officer. "This growth is being fueled by particularly strong subscriber additions in our urban and suburban markets, driven by the introduction of local channels and growing demand for our unparalleled service."

      Additionally, Hughes' 78%-owned Latin American DIRECTV service achieved its milestone 1 millionth subscriber in June. "We're also seeing an acceleration in the growth of our Latin American business with subscriber growth more than doubling in the second quarter," Smith added.

      "PanAmSat also contributed to our solid second quarter revenue growth with the addition of several new sales-type leases of satellite transponders, and it was the major contributor to our EBITDA growth in the quarter," Smith continued. "With the launch of PAS-9 scheduled for this month, more than half of PanAmSat's satellite fleet expansion plan will be complete, positioning them for future growth."

      Hughes had a second quarter 2000 loss2 of $63.8 million, compared to a loss2 of $92.3 million in the same period for 1999. The lower loss was primarily due to the net effect of a one-time second quarter 1999 after-tax charge of $76 million due to increased development costs and schedule delays in the satellite manufacturing businesses, which are now reported as discontinued operations pending the closure of their sale to The Boeing Company. The higher EBITDA in the current quarter was offset by an increase in depreciation and amortization resulting principally from the mid-1999 acquisitions of USSB and PRIMESTAR and higher net interest expense.

                           Six-Month Financial Review

      For the first half of 2000, revenues increased 58.4% to $3,540.1 million, compared to $2,234.5 million in the first half of 1999. This growth was primarily the result of record subscriber growth at DIRECTV in the United States, as well as additional revenues resulting from the USSB and PRIMESTAR transactions, higher outright sales and sales-type leases at PanAmSat, and additional DIRECTV equipment sales at Hughes Network Systems.

      EBITDA for the first six months of 2000 was $332.3 million and EBITDA margin was 9.4%, compared to EBITDA of $235.3 million and EBITDA margin of 10.5% in the same period of 1999. The increase in EBITDA was primarily attributable to higher outright sales and sales-type leases at PanAmSat. The decline in margin is mainly attributable to the increased marketing costs associated with the record subscriber growth at DIRECTV in the United States and in Latin America, and the lower margins associated with PanAmSat's outright sales and sales-type leases.

      For the first six months of 2000, losses2 totaled $140.4 million, compared to losses2 of $14.0 million in 1999. The higher loss was primarily due to an increase in depreciation and amortization resulting principally from the mid-1999 acquisitions of USSB and PRIMESTAR, higher net interest expense, and an increase in Hughes' portion of the operating losses of DIRECTV Japan (reported in "Other, net"). Additionally, in the first quarter of 2000, Hughes took a one-time pre-tax charge of $171 million (also reported in "Other, net") related to its agreement with SkyPerfecTV! and the discontinuation of the DIRECTV Japan business. The after-tax impact of this charge was a loss of $13 million, which includes the tax benefits associated with the write-off of Hughes' historical investments in DIRECTV Japan. These increased losses were partially offset by the higher EBITDA.

                  Segment Financial Review: Second Quarter 2000
                            Direct-To-Home Broadcast

      Second quarter revenues for the segment increased 43.9% to $1,252.2 million from $870.2 million in the second quarter of 1999. The segment had negative EBITDA of $14.0 million compared with negative EBITDA of $11.5 million in the second quarter of 1999.

      United States: DIRECTV reported quarterly revenues of $1,129 million, a 45% increase from last year's second quarter revenues of $778 million. The increase was due to continued strong subscriber growth as well as additional revenues resulting from the USSB and PRIMESTAR transactions.

      DIRECTV added a record 452,000 net new subscribers to its high-power DIRECTV service in the quarter, a 24% increase over the 364,000 net new subscribers added in the second quarter of 1999. In addition, 430,000 customers were transitioned from the PRIMESTAR By DIRECTV medium-power service to the high-power service in the quarter. As of June 30, 2000, DIRECTV had approximately 8.7 million subscribers, including approximately 435,000 customers subscribing to PRIMESTAR By DIRECTV.

      EBITDA for the second quarter of 2000 was $26 million compared to EBITDA of $13 million in last year's second quarter. This increase was principally due to higher EBITDA attained from the larger high-power subscriber base, which more than offset the higher marketing costs associated with the record subscriber growth in the quarter, as well as EBITDA contributions from the USSB and PRIMESTAR transactions.

     Latin America: The DIRECTV business in Latin America generated $122 million in revenues for the quarter, up 58% over the $77 million reported in the second quarter of 1999. This increase was due to continued strong subscriber growth and additional revenues resulting from the consolidation of Galaxy Brasil, Ltda.
(GLB)3.

      The DIRECTV service in Latin America added 101,000 net new subscribers in the second quarter of 2000, a 115% increase over the 47,000 acquired in the same period last year. The total number of DIRECTV subscribers in Latin America as of June 30, 2000 was 1,010,000.

      The DIRECTV business in Latin America had negative EBITDA of $40 million compared to negative EBITDA of $18 million for the same period in 1999. The change was primarily due to the impact of the consolidation of GLB and higher marketing expenses associated with the record subscriber growth.

      Japan: Hughes' share of DIRECTV Japan's loss was $25 million for the quarter, compared with a loss of $23 million in the second quarter of 1999. Hughes will continue to report its share of DIRECTV Japan's losses throughout 2000, during which time the business is expected to be discontinued.

                               Satellite Services

      PanAmSat, which is 81% owned by Hughes, generated second quarter 2000 revenues of $322.3 million compared with $200.4 million in the prior year's period. The 60.8% increase was driven by new sales-type leases of satellite transponders totaling $123 million, primarily on the recently launched Galaxy XR and Galaxy IVR satellites serving customers in the United States and Mexico, respectively. Revenues from outright sales and sales-type leases represent substantial long-term commitments for PanAmSat services and these transactions are subject to greater variation from period to period than are operating lease revenues.
      Second quarter 2000 EBITDA for the segment was $221.4 million, a 46.7% increase over second quarter 1999 EBITDA of $150.9 million. The increase in EBITDA was due to the new sales-type leases in the second quarter of 2000. EBITDA margin in the second quarter of 2000 was 68.7%, compared to 75.3% in the same period of 1999. This decline was due to the lower margins associated with the new sales-type leases.


                                 Network Systems

      Hughes Network Systems (HNS) grew second quarter 2000 revenues 9.0% to $371.8 million, versus $341.1 million in the second quarter of 1999. The increased revenues were driven principally by higher sales of DIRECTV receiver equipment. HNS shipped 913,000 DIRECTV receiver systems in the second quarter of 2000, compared to 495,000 units in the same period last year. These gains were partially offset by lower revenues in HNS's wireless equipment business due to the discontinuation of certain narrowband wireless businesses announced in January, 2000.

      In the quarter, HNS attained EBITDA of $0.8 million and EBITDA margin of 0.2%, compared to EBITDA of $29.5 million and 8.6% in the second quarter of 1999. The decline in EBITDA and EBITDA margin is primarily attributable to increased investment in the `AOL Plus Powered by DirecPC' broadband product and lower revenues resulting from the discontinuation of the narrowband wireless businesses.

                                  BALANCE SHEET

      From December 31, 1999 to June 30, 2000, the Company's consolidated cash balance increased $39.4 million to $277.6 million and total debt increased $625.9 million to $2,767.3 million. The principal cash requirements for the first six months of 2000 were related to capital expenditures for property, plant, equipment and satellites.

      Hughes Electronics Corporation is a unit of General Motors Corporation. The earnings of Hughes are used to calculate the earnings per share attributable to the General Motors Class H common stock (NYSE:GMH).

      NOTE: Hughes Electronics Corporation believes that some of the foregoing statements may constitute forward-looking statements. When used in this report, the words "estimate," "plan," "project," "anticipate," "expect," "intend," "outlook," "believe," and other similar expressions are intended to identify such forward-looking statements and information. Important factors that may cause actual results of Hughes to differ materially from the forward-looking statements in this report are set forth in the Form 10-Ks filed with the SEC by GM and Hughes.






                                      - 18 -
---------------------
1 EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
2 Equals  reported  Net Loss  excluding  the  effects  of  purchase  accounting adjustments  related to General Motors'  acquisition of Hughes in 1985.
3 Galaxy Brasil, Ltda. (GLB) is the local operating company providing DIRECTV service in Brazil, and its results have been consolidated since July of 1999 when Hughes purchased a majority ownership position.

                                       ###

STATEMENTS OF OPERATIONS AND
AVAILABLE SEPARATE CONSOLIDATED NET LOSS
(Dollars in Millions)
(Unaudited)
                                                           Six Months Ended
                                   Second Quarter              June 30,
                                   --------------              --------
                                   2000        1999        2000        1999
-----------------------------------------------------------------------------
Revenues
Direct broadcast, leasing, and
  other services                $1,565.4    $1,060.9    $3,037.8    $1,802.0
Product sales                      271.6       255.2       502.3       432.5
----------------------------------------------------------------------------
   Total Revenues                1,837.0     1,316.1     3,540.1     2,234.5
----------------------------------------------------------------------------
Operating Costs and Expenses
Broadcast programming and
  other costs                      686.7       478.3     1,354.5       778.0
Cost of products sold              234.7       207.8       433.0       358.2
Selling, general, and
  administrative expenses          736.0       505.7     1,420.3       863.0
Depreciation and amortization      224.6       153.2       434.8       271.3
----------------------------------------------------------------------------
   Total Operating Costs and
     Expenses                    1,882.0     1,345.0     3,642.6     2,270.5
----------------------------------------------------------------------------
Operating Loss                     (45.0)      (28.9)     (102.5)      (36.0)

Interest income                      4.3         4.6         8.2        18.2
Interest expense                   (57.8)      (12.4)     (102.7)      (19.3)
Other, net                         (43.3)      (34.1)     (282.5)      (64.7)
----------------------------------------------------------------------------
Loss from Continuing Operations
   Before Income Taxes and
   Minority Interests             (141.8)      (70.8)     (479.5)     (101.8)

Income tax benefit                 (54.8)       (9.5)     (276.6)      (22.9)
Minority interests in net losses
  of subsidiaries                    4.5         6.8        12.1        13.3
----------------------------------------------------------------------------
Loss from continuing operations    (82.5)      (54.5)     (190.8)      (65.6)

Income (loss) from discontinued
  operations, net of taxes          13.4       (43.1)       39.8        41.0
----------------------------------------------------------------------------
Net Loss                           (69.1)      (97.6)     (151.0)      (24.6)
Adjustments to exclude the effect
  of GM purchase accounting
  adjustments                        5.3         5.3        10.6        10.6
----------------------------------------------------------------------------
Loss Excluding the Effect of
  GM Purchase Accounting
  Adjustments                      (63.8)      (92.3)     (140.4)      (14.0)
Preferred stock dividends          (24.1)       (1.6)      (48.8)       (1.6)
-----------------------------------------------------------------------------
Loss Used for Computation of
   Available Separate Consolidated
   Net Loss                       ($87.9)     ($93.9)    ($189.2)     ($15.6)
=============================================================================
Available Separate Consolidated Net Loss
Average number of shares of
  General Motors Class H Common
  Stock outstanding (in millions)
  (Numerator)                      562.7       363.0       488.0       340.8
Average Class H dividend base
  (in millions)(Denominator)     1,297.0     1,244.7     1,295.8     1,222.5
Available Separate Consolidated
  Net Loss                        ($38.1)     ($27.4)     ($71.3)      ($4.3)
=============================================================================

Certain   1999  amounts  have  been   reclassified   to  conform  with  the
2000 presentation.

SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)
                                                         Six Months Ended
                                    Second Quarter           June 30,
                                    ---------------------------------------
                                   2000        1999      2000        1999
---------------------------------------------------------------------------
DIRECT-TO-HOME BROADCAST
Total Revenues                  $1,252.2      $870.2  $2,426.0    $1,426.8
EBITDA (1)                        $(14.0)     $(11.5)   $(23.2)      $(9.1)
Operating Loss                   $(134.8)     $(73.1)  $(260.8)     $(98.0)
Depreciation and Amortization     $120.8       $61.6    $237.6       $88.9
Capital Expenditures (2)           219.1       $78.2     387.1      $155.8
--------------------------------------------------------------------------
SATELLITE SERVICES
Total Revenues                    $322.3      $200.4    $621.4      $393.9
EBITDA (1)                        $221.4      $150.9    $422.4      $296.9
EBITDA Margin (1)                   68.7%       75.3%     68.0%       75.4%
Operating Profit                  $139.8       $82.4    $267.1      $160.7
Operating Profit Margin             43.4%       41.1%     43.0%       40.8%
Depreciation and Amortization      $81.6       $68.5    $155.3      $136.2
Capital Expenditures (3)           $50.2      $135.4    $208.2      $475.2
--------------------------------------------------------------------------
NETWORK SYSTEMS
Total Revenues                    $371.8      $341.1    $736.3      $572.0
EBITDA (1)                          $0.8       $29.5     $17.6       $30.7
EBITDA Margin (1)                    0.2%        8.6%      2.4%        5.4%
Operating Profit (Loss)           $(17.1)       $9.7    $(17.0)      $(8.2)
Operating Profit Margin            N/A           2.8%      N/A         N/A
Depreciation and Amortization      $17.9       $19.8     $34.6       $38.9
Capital Expenditures (4)           $94.2       $70.6    $161.8       $72.8
--------------------------------------------------------------------------
ELIMINATIONS and OTHER
Total Revenues                   $(109.3)     $(95.6)  $(243.6)    $(158.2)
EBITDA (1)                        $(28.6)     $(44.6)   $(84.5)     $(83.2)
Operating Loss                    $(32.9)     $(47.9)   $(91.8)     $(90.5)
Depreciation and Amortization       $4.3        $3.3      $7.3        $7.3
Capital Expenditures                $1.6      $(18.4)    $22.3      $(50.6)
--------------------------------------------------------------------------
TOTAL
Total Revenues                  $1,837.0    $1,316.1  $3,540.1    $2,234.5
EBITDA (1)                        $179.6      $124.3    $332.3      $235.3
EBITDA Margin (1)                    9.8%        9.4%      9.4%       10.5%
Operating Loss                    $(45.0)     $(28.9)  $(102.5)     $(36.0)
Depreciation and Amortization     $224.6      $153.2    $434.8      $271.3
Capital Expenditures              $365.1      $265.8    $779.4      $653.2
==========================================================================

Certain  1999  amounts  have  been   reclassified   to  conform  with  the  2000
presentation.

(1)EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) is the sum of operating profit (loss) and depreciation and amortization. EBITDA margin is calculated by dividing EBITDA by total revenues.
(2)Includes expenditures related to satellites amounting to $24.1 million, $22.5 million, $35.7 million, and $75.5 million, respectively.
(3)Includes expenditures related to satellites amounting to $31.1 million, $125.9 million, $177.1 million, and $315.6 million, respectively. Also included in the first six months of 1999 is $141.3 million related to the early buy-out of satellite sale-leaseback.
(4)Includes expenditures related to satellites amounting to $70.8 million, $46.9 million, $124.5 million, and $46.9 million, respectively.

BALANCE SHEET
(Dollars in Millions)
                                                    June 30,
                                                      2000         December 31,
ASSETS                                            (Unaudited)          1999
----------------------------------------------------------------------------
Current Assets
Cash and cash equivalents                            $277.6           $238.2
Accounts and notes receivable                       1,048.8            960.9
Contracts in process                                  148.3            155.8
Inventories                                           327.8            236.1
Net assets of discontinued operations               1,201.3          1,224.6
Deferred income taxes                                 536.6            254.3
Prepaid expenses and other                            776.3            788.1
----------------------------------------------------------------------------

Total Current Assets                                4,316.7          3,858.0
Satellites - net                                    4,096.1          3,907.3
Property - net                                      1,441.0          1,223.0
Net Investment in Sales-type Leases                   262.5            146.1
Intangible Assets - net                             7,271.2          7,406.0
Investments and Other Assets                        2,336.8          2,056.6
----------------------------------------------------------------------------

Total Assets                                      $19,724.3        $18,597.0
============================================================================

LIABILITIES AND STOCKHOLDER'S EQUITY
Current Liabilities
Accounts payable                                   $1,044.7         $1,062.2
Deferred revenues                                     147.0            130.5
Short-term borrowings and current portion of
  long-term debt                                      850.8            555.4
Accrued liabilities and other                       1,244.5            894.0
----------------------------------------------------------------------------

Total Current Liabilities                           3,287.0          2,642.1
Long-Term Debt                                      1,916.5          1,586.0
Other Liabilities and Deferred Credits              1,431.9          1,454.2
Deferred Income Taxes                                 940.0            689.1
Commitments and Contingencies
Minority Interests                                    592.2            544.3
Stockholder's Equity                               11,556.7         11,681.3
----------------------------------------------------------------------------

Total Liabilities and Stockholder's Equity        $19,724.3        $18,597.0
============================================================================

Holders of GM Class H common stock have no direct rights in the equity or assets of Hughes, but rather have rights in the equity and assets of General Motors (which includes 100% of the stock of Hughes).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

      (c)  Exhibit

      Exhibit 3(i) The Restated Certificate of Incorporation of General Motors Corporation was amended on June 6, 2000, by deleting the first paragraph of Article FOURTH thereof in its entirety and inserting the following in lieu thereof:

      FOURTH. The total authorized capital stock of the Corporation is as follows: 5,706,000,000 shares, of which 6,000,000 shares shall be Preferred Stock, without par value ("Preferred Stock"), 100,000,000 shares shall be Preference Stock, $0.10 par value ("Preference Stock"), and 5,600,000,000 shares shall be Common Stock, of which 2,000,000,000 shares shall be Common Stock, $1-2/3 par value ("Common Stock"), and 3,600,000,000 shares shall be Class H Common Stock, $0.10 par value ("Class H Common Stock").

      The following footnote will now be associated with the Certificate of Incorporation at Article Fourth, paragraph (b) and (d):

      The voting and liquidation rights of the GM Class H common stock were calculated to be 0.6 votes per share and 0.6 liquidation units per share subsequent to the restructuring of Hughes on December 17, 1997. In accordance with the adjustment provisions contained in paragraph (e) hereof, as a result of a three-for-one stock split of the GM Class H common stock, in the form of a 200% stock dividend, paid on June 30, 2000, the voting and liquidation rights of the GM Class H common stock were reduced to 0.2 votes per share and 0.2 liquidation units per share in order to avoid dilution in the aggregate voting or liquidation rights of any class.


      Exhibit 3(ii) The By-Laws of General Motors Corporation, was amended on June 6, 2000, reflecting amendments to paragraph 3 of Section 2.6 of
      Article  II;  paragraph  4 of Section  2.6 of Article  II;  paragraph 2 of
      Section 3.1 of Article III; Section 3.4 of Article III; and Section 4.1 of
      Article IV as described below:

      Section                       Amendment
      -------                       ---------

      2.6 Organization.
      Paragraph 3                   The board of directors may also elect one
                                    of its members as vice chairman of the
                                    board of directors who shall have such
                                    duties and responsibilities as are
                                    provided by these by-laws or may be
                                    directed by the board of directors, the
                                    chairman of the board, or the chairman of
                                    the committee on director affairs of the
                                        -----------------------------
                                    board of directors.

      2.6 Organization.
      First sentence of
      paragraph 4                   In the absence of the chairman of the
                                    board of directors, the vice chairman, or
                                    in his absence, the chairman of the
                                                                    ---
                                    committee on director affairs of the
                                    -----------------------------
                                    board of directors, or in his absence, a member of the board selected by the members present, shall preside at meetings of the board.

      3.1 Committees of the
      Board of Directors.
      First sentence of
      paragraph 2                   The following committees shall be
                                    standing committees of the board: the
                                                                    -----
                                    investment funds committee, the audit
                                    committee, the executive compensation
                                    committee, the public policy committee,
                                    the committee on director affairs and the capital stock committee.

      3.4 Executive Committee.      Deleted, resulting in Section 3.5 through
                                    3.10 being renumbered to 3.4 through 3.9 accordingly.

      4.1 Elected Officers.
      Penultimate sentence          The board of directors may also elect
                                    persons to hold such other offices and
                                                                       ---
                                    have such responsibilities as the board
                                    --------------------------
                                    of directors shall determine, including a
                                                                            -
                                    chairman of the board and one or more
                                    -------------------------
                                    vice chairmen of the board.


                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            GENERAL MOTORS CORPORATION
                                            --------------------------
                                                    (Registrant)

Date    July 18, 2000
        -----------------

                                            By
                                            s/Peter R. Bible
                                            -------------------------------
                                            (Peter R. Bible,
                                             Chief Accounting Officer)




























                                     - 23 -